Exhibit 99.5

POSTER P1185	Safety of vilanterol trifenatate (VI) in a chronic obstructive pulmonary disease (COPD) dose-ranging study

Hanania NA(1), Feldman G(2), Zachgo W(3), Shim JJ(4), Crim C(5), Sanford L(6), Lettis S(6), Barnhart F(5), Haumann B(6)

(1)Baylor College of Medicine, Houston, USA; (2)South Carolina Pharmaceutical Research, Spartanburg, USA; (3)Forschungsinstitut Hohegeest, Geesthacht, Germany (4)Guro Hospital, Seoul, Korea; (5)GlaxoSmithKline, Reasearch Triangle Park, North Carolina, USA; (6)GlaxoSmithKline, Uxbridge, UK

ABSTRACT

Introduction: VI (GW642444M) is a long-acting beta2 agonist (LABA) with inherent 24h activity under development as a once-daily monotherapy for COPD and in combination with a novel inhaled corticosteroid (ICS; fluticasone furoate) for COPD and asthma.

Objective: To evaluate the safety of VI administered via a novel single-step activation inhaler in a COPD dose-ranging study.

Methods: Randomised, placebo-controlled, double-blind, stratified, parallel-group study of 605 COPD patients randomised to one of six treatment arms: VI (3, 6.25, 12.5, 25 or 50mcg) or placebo administered once daily for 28 days. Safety assessments included adverse events (AEs), effect on glucose and potassium, vitals (pulse rate and blood pressure) and electrocardiogram (ECG).

Results: Mean (standard deviation [SD]) age 61.9 (8.34) years; 61% were male; mean (SD) screening % predicted forced expiratory volume in 1 second (FEV1) 50.5 (9.78). Overall incidence of on-treatment AEs in the VI arms (24–33%) was comparable with placebo (36%). Few AEs led to withdrawal with incidence similar across treatment arms (placebo 3%, 3mcg 3%, 6.25mcg 4%, 12.5mcg 2%, 25mcg 0% and 50mcg 1%). The incidence of AEs associated with LABAs was low (<3%) with no apparent treatment or dose relationship. There was no clinically relevant effect on systolic or diastolic blood pressure, pulse rate or blood glucose or potassium levels. Four patients experienced non-fatal serious AEs (SAEs) during treatment (3mcg vasovagal syncope, 6.25mcg aortic aneurysm, 12.5mcg atrial fibrillation, 12.5mcg COPD exacerbation and pneumonia), but none were considered drug related by the Investigator.

Conclusion: Once-daily administration of VI has a safety and tolerability profile comparable with placebo in COPD patients.

INTRODUCTION

•                  VI is a novel inhaled LABA, which shows inherent 24h activity.(1) VI is in development both as a once-daily monotherapy for COPD and, in combination with the ICS fluticasone furoate, for COPD and asthma.

•                  This dose-ranging study of VI in COPD patients assessed the efficacy and tolerability of five different doses of VI administered using a novel single-step activation inhaler. This poster summarises the safety data from the study; efficacy data are reported separately in poster number P1227.

PATIENTS AND METHODS

Study design

•                  A phase IIb, randomised, double-blind, placebo-controlled, parallel-group trial conducted at 89 centres from February to October 2008. Patients were stratified by reversibility (reversible; non reversible).

•                  The study was approved by local ethics review committees and conducted in accordance with the Declaration of Helsinki and Good Clinical Practice guidelines. Written informed consent was obtained from all patients.

Inclusion criteria

•                  Males or females aged 40–80 years with COPD (American Thoracic Society/European Respiratory Society definition)(2) and current or prior history of >10 pack-years of cigarette smoking.

•                  A post-salbutamol FEV1/forced vital capacity (FVC) ratio <0.70 and FEV1 >35% and <70% of predicted normal values (The National Health and Nutrition Examination Survey III)(3) at screening (study visit 1).

•                  Women of child-bearing potential had to be using acceptable methods of contraception.

Exclusion criteria

•                  COPD caused by alpha 1 antitrypsin deficiency.

•                  Poorly controlled COPD defined as acute worsening managed by patient with corticosteroids/antibiotics or requiring physician-prescribed treatment, both within 6 weeks of visit 1.

•                  Hospitalisation for poorly controlled COPD within 12 weeks of visit 1.

•                  Current diagnosis of asthma, or other lung disease (active tuberculosis, lung cancer, bronchiectasis, sarcoidosis, fibrosis, pulmonary hypertension, interstitial lung disease or other active pulmonary disease) or lung volume reduction surgery within past year. Any clinically significant abnormalities on chest scan not thought due to COPD. Lower respiratory tract infection requiring antibiotics within 6 weeks of visit 1.

•                  Requirement for long-term or nocturnal oxygen therapy for >12h/day; any clinically significant 12-lead ECG abnormality; patients unable to withhold salbutamol for 6h before spirometry testing; use of medications potentially affecting the study results (Table 1).

Table 1. Medications not permitted during the study and which must not have been taken for the indicated times prior to visit 1.*

Medication	Required period of time prior to screening visit 1
Depot corticosteroids	12 weeks
Oral, parenteral and intra-articular corticosteroids	6 weeks
Any other investigational medication	30 days or within five drug half-lives of the investigational drug (whichever is longer)
ICS >1,000mcg/day of fluticasone propionate or equivalent	4 weeks
P-glycoprotein inhibitors (e.g. ritonavir, ketoconazole) or cytochrome P450 3A4 inhibitors (e.g. cimetidine)	4 weeks (grapefruit allowed up to the screening visit)
Tiotropium	1 week
Oral beta2 agonists	48h
LABAs (salmeterol and formoterol)	48h
Corticosteroid/LABA combination products	48h for the LABA component
Theophylline preparations	48h
Zafirlukast, montelukast and zileuton	48h
Cromolyn and nedocromil inhalers	24h
Ipratropium or ipratropium/salbutamol combination products	6h
Inhaled short-acting beta agonists (study salbutamol was provided)	6h

*Note: use of tricyclic antidepressants, monoamine oxidase inhibitors, beta-blockers, anticonvulsants (barbiturates, hydantoins and carbamazepine) and phenothiazines was also prohibited

Methods

•                  After a 2-week single-blind, placebo run-in period, patients were randomised to one of five VI doses (3, 6.25, 12.5, 25 and 50mcg) or placebo once daily for 28 days (Figure 1).

•                  All study treatments were administered in a double-blinded manner once daily in the morning using a novel dual-strip dry powder inhalation device.

Figure 1. Study design.

Trough FEV1 at the 23rd and 24th h following dosing on visit 2 and visit 6 was measured at visit 3 and visit 7, respectively, when the patients returned to the clinic the following morning

Safety assessment

•                  Patients had a chest radiograph at study clinic visit 1 (screening visit), a physical examination at study visits 1 and 7, and an ECG at visits 1, 2 (baseline), 5 and 6. QTc was calculated using Fridericia’s Formula (QTcF) and Basset’s Formula (QTcB) on Days 1, 14 and 28.

•                  Patients were assessed for AEs and vital signs were recorded at each clinic visit. They were also asked to record any medical problems using daily diary cards.

•                  Additionally, samples were obtained for laboratory tests at visits 1, 5 and 6, and for serial potassium and glucose tests at visits 2, 5 and 6.

RESULTS

•                  Of 851 patients who entered the 2-week run-in period, 602 were randomised and received at least one dose of study treatment (intent-to-treat [ITT] population). Demographics, baseline characteristics and screening pulmonary function were comparable (Table 2). Most patients were white males, mean age was 62 years, approximately 50% still smoked and 76% had a COPD diagnosis <10 years.

•                  81% of patients (ITT) used COPD medications during the 12 weeks prior to visit 1, while during the treatment period, ICS was used by similar proportions of patients across the treatment groups.

•                  Across the treatment groups, mean screening pre- and post-bronchodilator FEV1 values ranged from 1.232 to 1.401L and 1.420 to 1.555L, respectively, and the mean % predicted post-bronchodilator FEV1 from 49.9 to 51.5%. Mean % reversibility ranged from 12.8 to 18.1% and absolute reversibility from 154.1 to 187.5mL.

•                  Mean treatment compliance was >99% in all groups.

Table 2. Patient baseline characteristics and pulmonary function at screening (ITT population).

VI
	Placebo (n=101)	3mcg (n=99)	6.25mcg (n=101)	12.5mcg (n=101)	25mcg (n=101)	50mcg (n=99)	Total (N=602)
Demographics
Male, n (%)	57 (56)	68 (69)	64 (63)	57 (56)	59 (58)	65 (66)	370 (61)
Age, years*	61.6±8.53	61.1±8.57	62.0±7.94	62.6±8.03	62.6±8.88	61.4±8.12	61.9±8.34
BMI,† kg/m2*	28.51±6.03	27.62±7.12	27.23±6.69	27.44±6.83	28.01±6.87	27.27±6.72	27.68±6.71
Race, n (%)
White	90 (89)	84 (85)	84 (83)	86 (85)	84 (83)	87 (88)	515 (86)
Asian	7 (7)	11 (11)	13 (13)	9 (9)	10 (10)	6 (6)	56 (9)
African American	3 (3)	1 (1)	3 (3)	2 (2)	4 (4)	3 (3)	16 (3)
American Indian or Alaska Native	1 (<1)	3 (3)	1 (<1)	4 (4)	3 (3)	3 (3)	15 (2)
Tobacco history, n (%)
Current smoker	46 (46)	50 (51)	48 (48)	52 (51)	45 (45)	44 (44)	285 (47)
Former smoker	55 (54)	49 (49)	53 (52)	49 (49)	56 (55)	55 (56)	317 (53)
Smoking pack-years*	47.7±28.25	52.4±32.43	49.6±29.66	49.2±28.66	49.5±29.12	43.1±20.58	48.6±28.38
COPD severity MMRC dyspnoea scale rating, n (%)
1	9 (9)	7 (7)	7 (7)	8 (8)	8 (8)	12 (12)	51 (8)
2	37 (37)	43 (43)	48 (48)	37 (37)	32 (32)	39 (39)	236 (39)
3	34 (34)	30 (30)	25 (25)	39 (39)	42 (42)	30 (30)	200 (33)
4	17 (17)	18 (18)	14 (14)	13 (13)	19 (19)	18 (18)	99 (16)
5	4 (4)	1 (1)	7 (7)	4 (4)	0	0	16 (3)
Pulmonary function
% predicted FEV1*	51.5±10.67	50.3±10.14	49.9±8.57	50.2 ± 9.20	49.9±10.44	51.0±9.64	50.5±9.78
FEV1/FVC (%)*	52.5±8.66	51.4±10.17	49.9±8.33	51.0 ± 9.12	50.1±10.34	52.6±9.58	51.2±9.41
% reversibility in FEV1*	16.5±15.08	15.1±13.01	12.8±10.86	15.8 ± 14.81	18.1±16.45	13.3±14.78	15.3±14.34
Reversible, n (%)	39 (39)	36 (36)	34 (34)	34 (34)	37 (37)	34 (34)	214 (36)
ICS use at baseline, n (%)	33 (33)	33 (33)	36 (36)	30 (30)	23 (23)	30 (30)	185 (31)

*Values are mean ± SD; †BMI categories: underweight (<18.5kg/m2); normal (18.5kg/m2 to <25kg/m2); overweight (25kg/m2 to <30kg/m2) and obese (>30kg/m2); BMI = body mass index; MMRC = Modified Medical Research Council

MMRC dyspnoea scale

1.               Not troubled by breathlessness except on strenuous exercise

2.               Short of breath when hurrying or walking up a slight hill

3.               Walks slower than contemporaries on the level because of breathlessness, or has to stop for breath when walking at own pace

4.               Stops for breath after about 100m or after a few minutes on the level

5.               Too breathless to leave the house, or breathless when dressing or undressing

Safety data

•                  Overall incidence of AEs was lower in the VI treatment groups (24–33%) than the placebo group (36%; Table 3).

•                  Headache was the most common AE, and was highest in the placebo group (10% vs. 3–7% for VI; Table 4). Other common AEs of nausea (1–4%), nasopharyngitis (0–5%), and increased blood potassium (0–3%) were similar across the treatment groups.

Table 3. Overall incidence of AEs (ITT population).

	Number (%) of patients
		VI
Type of AE	Placebo (n=101)	3mcg (n=99)	6.25mcg (n=101)	12.5mcg (n=101)	25mcg (n=101)	50mcg (n=99)
Any on-treatment AE	36 (36)	24 (24)	32 (32)	24 (24)	33 (33)	28 (28)
Any drug-related AE	10 (10)	5 (5)	5 (5)	5 (5)	5 (5)	7 (7)
Any post-treatment AE	6 (6)	7 (7)	5 (5)	5 (5)	3 (3)	3 (3)
Any AE leading to withdrawal	3 (3)	3 (3)	4 (4)	2 (2)	0	1 (1)
Any on-treatment SAE	0	1 (1)	1 (<1)	2 (2)	0	0
Any post-treatment SAE	0	1 (1)	1 (<1)	1 (<1)	0	1 (1)

Table 4. Most common (>3% incidence in any treatment group) AEs during treatment (ITT population).

	Number (%) of patients
		VI
Event	Placebo (n=101)	3mcg (n=99)	6.25mcg (n=101)	12.5mcg (n=101)	25mcg (n=101)	50mcg (n=99)
Any AE	36 (36)	24 (24)	32 (32)	24 (24)	33 (33)	28 (28)
Headache	10 (10)	6 (6)	5 (5)	3 (3)	3 (3)	7 (7)
Nausea	4 (4)	1 (1)	3 (3)	2 (2)	2 (2)	1 (1)
Nasopharyngitis	3 (3)	2 (2)	5 (5)	0	1 (<1)	0
Blood potassium increased*	3 (3)	0	1 (<1)	2 (2)	2 (2)	2 (2)
Blood glucose increased	3 (3)	0	1 (<1)	3 (3)	1 (<1)	0
Diarrhoea	1 (<1)	2 (2)	1 (<1)	1 (<1)	3 (3)	0
Ventricular extrasystoles	2 (2)	0	1 (<1)	0	0	3 (3)
Nasal congestion	3 (3)	0	2 (2)	0	0	0
Oropharyngeal pain	0	0	3 (3)	0	0	1 (1)

*Additionally, hyperkalaemia was reported for one patient in the 3mcg group and one patient in the 12.5mcg group

•                  One patient in the VI 6.25mcg treatment group died from a subdural haematoma during the post-treatment, follow-up period; this event was not considered to be related to study treatment. In total, seven patients in the VI group (1%) experienced non-fatal SAEs during or after treatment: a case of vasovagal syncope and a case of COPD exacerbation in the VI 3mcg group, an aortic aneurysm in the VI 6.25mcg group, cases of atrial fibrillation, COPD exacerbation/pneumonia and hypotension in the VI 12.5mcg group, and a case of hyperkalaemia in the VI 50mcg group

•      of these, only the COPD exacerbation (VI 3mcg group) and hyperkalaemia were considered treatment-related and both were reported post-treatment.

•                  A total of 13 patients (2%) were withdrawn due to AEs: three (placebo), three (VI 3mcg), four (VI 6.25mcg), two (VI 12.5mcg), zero (VI 25mcg) and one (VI 50mcg).

•                  Three patients experienced AEs leading to withdrawal that were considered drug-related: headache, nausea, anorexia and dyspnoea in a placebo-treated patient, ventricular extrasystoles (VI 6.25mcg group), and increased blood potassium
(VI 50mcg).

•                  The incidence of AEs considered drug-related was low and similar across the VI groups (5–7%) and highest in the placebo group (10%; Table 5).

Table 5. Drug-related AEs reported in >1 patient (ITT population).

	Number (%) of patients
		VI
Event	Placebo (n=101)	3mcg (n=99)	6.25mcg (n=101)	12.5mcg (n=101)	25mcg (n=101)	50mcg (n=99)
Any drug-related AE	10 (10)	5 (5)	5 (5)	5 (5)	5 (5)	7 (7)
Blood potassium increased	2 (2)	0	1 (<1)	1 (<1)	1 (<1)	2 (2)
Blood glucose increased	3 (3)	0	1 (<1)	1 (<1)	1 (<1)	0
Headache	3 (3)	0	0	0	0	0
Palpitations	1 (<1)	0	0	0	1 (<1)	0
Ventricular extrasystoles	0	0	1 (<1)	0	0	1 (1)
Nausea	1 (<1)	1 (1)	0	0	0	0
Hyperkalaemia	0	1 (1)	0	0	0	1 (1)
Pruritus	0	0	0	1 (<1)	1 (<1)	0

•                  There was a low incidence of AEs potentially indicative of a LABA-class effect (<3% in any group; Table 6), with no treatment- or dose-related trends in their occurrence.

Table 6. Incidence of LABA class-effect AEs (ITT population).

	Number (%) of patients
		VI
Event	Placebo (n=101)	3mcg (n=99)	6.25mcg (n=101)	12.5mcg (n=101)	25mcg (n=101)	50mcg (n=99)
Blood glucose increased	3 (3)	0	1 (<1)	3 (3)	1 (<1)	0
Ventricular extrasystoles	2 (2)	0	1 (<1)	0	0	3 (3)
Hypertension	0	0	0	1 (<1)	2 (2)	1 (1)
Blood pressure increased	1 (<1)	0	0	1 (<1)	0	0
Atrial fibrillation	0	0	0	2 (2)	0	0
Palpitations	1 (<1)	0	1 (<1)	0	0	0
Hypokalaemia	1 (<1)	1 (1)	0	0	0	0
Blood potassium decreased	0	0	0	0	0	1 (1)
Tremor	0	1 (1)	1 (<1)	0	0	0
Sinus tachycardia	0	0	0	0	0	1 (1)
Supraventricular extrasystoles	0	0	1 (<1)	0	0	0
Hyperglycaemia	1 (<1)	0	0	0	0	0

•                  Mean maximum changes from baseline in 0–4h QTcF intervals were similar (<8msec on Days 1 and 14, <6msec on Day 28) across the VI groups and placebo group (Table 7). QTcB intervals showed similar findings to QTcF intervals.

Table 7. Mean maximum change from baseline in QTcF intervals (0–4h; ITT population).

VI
Maximum change from baseline in QTcF interval	Placebo (n=101)	3mcg (n=99)	6.25mcg (n=101)	12.5mcg (n=101)	25mcg (n=101)	50mcg (n=99)
Day 1, n mean ± SD	98 6.7±10.83	97 5.1±9.96	100 7.5±12.71	97 6.0±10.24	99 6.7±10.73	96 7.3±12.67
Day 14, n mean ± SD	86 4.7±12.93	90 4.2±15.50	97 7.9±16.85	93 5.0±14.43	95 6.3±16.58	94 6.9±16.42
Day 28, n mean ± SD	82 5.6±14.38	87 4.3±12.82	90 5.5±18.02	89 5.2±16.25	92 5.6±11.92	91 5.0±17.23

•                  No treatment- or dose-related increases in vital signs or effects on laboratory parameters were observed, except for a slight increase in eosinophils in the VI groups.

•                  There were no clinically relevant effects on glucose or potassium levels.

CONCLUSIONS

•                  Once-daily administration of VI in COPD patients was well tolerated, with a good therapeutic margin over the dose range studied.

•                  There were no safety signals with increasing dose and the maximal tolerated dose was not demonstrated.

REFERENCES

(1)  Kempsford R, et al. Am J Respir Crit Care Med 2010;181:A4447.

(2)  Celli BR, et al. Eur Respir J 2004;23:932–46.

(3)  Hankinson JL, et al. Am J Respir Crit Care Med 1999;159:179–87.

ACKNOWLEDGEMENTS

•                  This study was sponsored by GlaxoSmithKline (ClinicalTrials.gov: NCT00606684; B2C111045).

•                  Editorial support (in the form of writing assistance, assembling tables and figures, collating author comments, grammatical editing and referencing) was provided by David Cutler at Gardiner-Caldwell Communications and was funded by GlaxoSmithKline.

Presented at the Annual Conference of the European Respiratory Society (ERS), Barcelona, Spain, 18–22 September 2010